Filed Pursuant to Rule 433

Registration No. 333-190096

No. 333-190096-01

$300 million First National Master Note Trust (FNMNT) 2015-1

Joint-Leads: RBC (str), JPM
Co-Managers : Wells

CLS	$AMT(MM)	WAL (yrs)	S/F	E.FINAL	L.FINAL	YLD	CPN	$Px
A	300.00	1.99	AAA/AAA	09/15/17	09/15/20	1mL+77	100

Expected Settle:	09/17/15
First Payment Date:	11/16/15
Expected Ratings:	S&P/Fitch
ERISA Eligible:	YES
Registration:	SEC Registered
Min Denoms:	$1k x $1k
Bill & Deliver:	RBC

CUSIP:	32113CBH2

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-375-6829.